Exhibit 32

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of the Federal Home Loan Bank of Topeka (the “Bank”) for the period ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Andrew J. Jetter, as President and Chief Executive Officer of the Bank, and Denise L. Cauthon, as Senior Vice President and Chief Accounting Officer (Principal Financial Officer) of the Bank, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to the best of his/her knowledge:

(1)             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Andrew J. Jetter	/s/ Denise L. Cauthon
Andrew J. Jetter President and Chief Executive Officer March 19, 2012	Denise L. Cauthon Senior Vice President and Chief Accounting Officer (Principal Financial Officer) March 19, 2012

A signed original of this written statement required by Section 906 has been provided to the Bank and will be retained by the Bank and furnished to the Securities and Exchange Commission or its staff upon request.